PRO FORMA FINANCIAL STATEMENTS

Introduction to Unaudited Pro Forma Combined Financial Statements

           The following unaudited pro forma condensed combined financial information, which is referred to as the pro forma financial information, has been prepared to give effect to the merger of Dynabazaar and L Q Corporation. The pro forma financial information was prepared using the historical consolidated financial statements of Dynabazaar and L Q Corporation.

           The unaudited pro forma combined balance sheets as of June 30, 2007 combines the unaudited consolidated condensed balance sheets of Dynabazaar and L Q Corporation as of June 30, 2007 and gives effect to the merger as if it occurred on January 1, 2007.

           The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2007 give effect to the merger as if it occurred on the first day of the period presented.

           The pro forma adjustments are preliminary and have been made solely for purposes of developing the pro forma financial information for illustrative purposes necessary to comply with the requirements of the SEC. The merger’s impact on the actual results reported by the combined company in periods following the merger may differ significantly from that reflected in these pro forma financial statements for a number of reasons, including but not limited to, the impact of the incremental costs incurred in integrating the two companies. As a result, the pro forma information is not necessarily indicative of what the combined company’s financial condition or results of operations would have been had the merger been completed on the applicable dates of this pro forma financial information. In addition, the pro forma financial information does not purport to project the future financial condition and results of operations of the combined company.

1

UNAUDITED PROFORMA CONDENSED COMBINED BALANCE SHEETS
June 30, 2007
($ in thousands)

	Historical
	Dynabazaar, Inc. and Subsidiaries (Unaudited)	L Q Corporation, Inc. and Subsidiaries (Unaudited)	Proforma Adjustments (Unaudited)		Proforma Combined (Unaudited)
Assets
Current assets:
Cash and cash equivalents	$ 2,111	$ 1,428	$ —		$3,539
Accounts receivable, net	2,379	1,210			3,589
Inventories	4,273	703			4,976
Prepaid expenses	497	8			505
Other current assets		52			52

Total current assets	9,260	3,401	—		12,661

Fixed assets, net	129	210			339
Goodwill		464	(464)	(1)
			276	(2)	276
Other intangibles, net	2,764				2,764
Trade Name	1,587				1,587
Customer Relationships, net		65			65
Proprietary Technology, net		365			365
Long-term prepaid expenses	575				575
Security deposits		53			53
Other assets	4				4

Total assets	$ 14,319	$ 4,558	$ (188)		$ 18,689

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$ 1,535	$ 1,096	$ —		$ 2,631
Accrued expenses and other current liabilities	216	280			496
Line of credit	1,128				1,128
Obligations under capital lease, current portion		19			19

Total current liabilities	2,879	1,395	—		4,274

Long term liabilities:
Contigent purchase price	1,683				1,683
Obligations under capital lease, less current portion		37			37

Total long term liabilities	1,683	37	—		1,720

Commitments and contingencies

Stockholders’ equity:

Common stock	30	3	(3)	(3)

			12	(4)

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Proforma Balance Sheet (continued)

	Historical
	Dynabazaar, Inc. and Subsidiaries (Unaudited)	L Q Corporation, Inc. and Subsidiaries (Unaudited)	Proforma Adjustments (Unaudited)		Proforma Combined (Unaudited)

Additional paid-in capital	151,757	146,006	(146,006)	(3)
			3,537	(4)	155,294
Accumulated deficit	(137,820)	(142,792)	142,181	(3)	(138,431)
Accumulated other comprehensive income, net	260	(91)	91	(3)	260

	14,227	3,126	(188)		17,165

Less: Common stock held in treasury, at cost	(4,470)				(4,470)

Total stockholders’ equity	9,757	3,126	(188)		12,695

Total liabilities and stockholders’ equity	$ 14,319	$ 4,558	$ (188)		$ 18,689

(1)	To remove goodwill from L Q Corporation related to a previous acquisition of ACPG.

(2)

To reflect the excess of acquisition cost over the estimated fair value of net assets acquired (i.e. goodwill) based on a preliminary purchase price allocation, which is subject to finalization, as follows:

Purchase price paid as:
	Number of shares of Dynabazaar given to shareholders of L Q Corporation, Inc for every share held of L Q Corporation, Inc:	3.68
	Total number of shares outstanding of L Q at December 31, 2006:	3,214
	Total number of shares to be distributed by Dynabazaar at the time of merger		11,828
	Market value of Dynabazaar stock at December 31, 2006:		$ 0.30
	Total consideration given to L Q shareholders		$ 3,549
	Net assets of L Q Corporation, Inc. at December 31, 2006:	$ 3,737
	Less elimination of Goodwill from prior acquisition of ACPG	$ (464)
	Total net assets acquired		$ 3,273
	Estimated intangible assets acquired (subject to independent appraisal):		$ 276

(3)	To eliminate the equity in L Q Corporation, Inc. of $3,737 at December 31, 2006.

(4)	To record stock distributed upon merger calculated as follows:
	Total number of shares distributed:	11,828
	Par value	$ 0.001
	Total par value of shares distributed		$ 12
	Total consideration (per calculation in note (1) above)	$ 3,549
	Less par value of common stock	$ (12)
	Additional paid in capital upon merger		$ 3,537

UNAUDITED PROFORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
For the six month period ended June 30, 2007
($ in thousands, except per share amounts)

	Historical
	Dynabazaar, Inc. and Subsidiaries	LQ Corporation, Inc. and Subsidiaries	Proforma Adjustments (Unaudited)		Proforma Combined (Unaudited)
Net revenues	$ 8,183	$ 3,145	$ —		$ 11,328

Cost of goods sold	6,450	1,803	—		8,253

Gross profit	1,733	1,342	—		3,075
Operating expenses:
Selling, general and administrative expenses	1,987	1,531	(340)	(1)	3,178
Technical and engineering expenses	—	498	—		498

Total operating expenses	1,987	2,029	(340)		3,676

Loss from operations	(254)	(687)	340		(601)
Interest income	82	57			139
Interest expense	(31)	(4)			35

Net loss	$ (203)	$ (634)	$ 340		$ (497)

Net loss per share:
Basic and diluted (as reported)	$ (0.00)				$ (0.01)
Basic and diluted (pro forma)	$ (0.00)				$ (0.01)

Weighted average shares	23,692		11,828	(2)	35,520

The accompanying notes are an integral part of these
unaudited pro forma condensed combined financial statements.

(1)	Estimate decreases in expenses as a result of merger:
	Estimated decrease in management fee paid to Barington Capital Group, L.P.	$ (106)
	Estimated decrease in director and officer insurance for insurance
	provided to L Q Corporation	(26)
	Estimated decrease in liability insurance for insurance
	provided to L Q Corporation	(38)
	Estimated decrease in fees paid to the Board of Directors of L Q Corporation	(36)
	Estimated decrease in shareholder services for services currently
	provided to L Q Corporation	(18)
	Estimated decrease in professional fees currently provided to L Q Corporation	(56)
	Estimated decrease in franchise taxes currently paid to L Q Corporation	(12)
	Estimated decrease in advertising expense based upon synergies
	expected from the merger	(48)

	Total estimated decrease in selling general and administrative expenses	$ (340)

The preceding adjustments are estimated cost savings based on the cost of L Q Corporation’s operations as a stand alone public company as well as cost savings estimated based on synergies expected upon merger. The preceding adjustments are estimates only and are not necessarily indicative of what future actual results may be.

(2)	Amount includes estimated number of shares of Dynabazaar, Inc. to be issued to L Q Corporation,
	Inc.’s shareholders upon merger. The estimated number of shares is calculated as follows:

	The number of Dynabazaar, Inc. shares to be issued to L Q Corporation’s
	shareholders for every 1 share owned of L Q Corporation	3.68
	Total number of shares of L Q Corporation outstanding at
	December 31, 2006	3,214

	Estimated number of Dynabazaar, Inc. shares to be issued upon merger	11,828

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NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1. Basis of Presentation

   The boards of directors of Dynabazaar, Inc. and L Q Corporation, Inc. each unanimously approved a combination of the two companies pursuant to the Amended and Restated Agreement and Plan of Merger, dated as of February 26, 2007, as amended, by and among Dynabazaar, LQ Merger Corp., a Delaware corporation and a direct, wholly-owned subsidiary of Dynabazaar, and L Q Corporation, which amended and restated the Agreement and Plan of Merger entered into as of January 5, 2007 by the same parties. The transaction took the form of a merger of LQ Merger Corp. with and into L Q Corporation, with L Q Corporation continuing after the merger as the surviving corporation and a wholly-owned subsidiary of Dynabazaar, and stockholders of L Q Corporation becoming stockholders of Dynabazaar. Upon consumation of the merger, Dynabazaar's name was changed to Sielox, Inc.

   The unaudited pro forma condensed combined financial statements assume the issuance of approximately 11,828,000 shares of Dynabazaar common stock upon the merger.    Upon the completion of the merger, L Q Corporation stockholders are entitled to receive 3.68 shares of Dynabazaar common stock, par value $0.001 for each share of L Q Corporation common stock they owned as of the effective time of the merger.

   The total purchase price is based on the market value of Dynabazaar’s common stock and the total number of outstanding common stock of L Q Corporation at the close of business on February 26, 2007, the date of the Amended and Restated Merger Agreement. The purchase price of the merger is as follows:

Total number of shares outstanding of L Q Corporation (approximately)	3,214,000
Estimated number of shares issued by Dynabazaar (approximately)	11,828,000
Market value of Dynabazaar’s common stock	$ 0.33
Total preliminary estimated purchase price *	$ 3,903,000

*The purchase price does not include direct transaction costs. Such costs will be added to the purchase price.

   Under the purchase method of accounting, the total purchase price as shown above will be allocated to L Q Corporation’s net tangible and intangible assets based on their estimated fair values as of the date of the merger. Estimated intangible assets resulting from the merger are approximately $859,000 if the transaction were to have taken place on February 26, 2007, the date of the Amended and Restated Merger Agreement. The estimated intangible assets resulting from the merger are approximately $276,000 if the transaction were to have taken place on January 1, 2007. The intangible assets that will ultimately be recognized will be adjusted based on the stock price of Dynabazaar and the number of shares outstanding of L Q Corporation upon the consummation of the merger. Since the purchase price exceeds the fair value of the identifiable intangible assets, the transaction could result in, among other things, goodwill. These intangible assets acquired will be subject to an independent valuation subsequent to the completion of the merger.

Goodwill and intangible assets

   Goodwill related to L Q Corporation of $464,000 relates to the acquisition of ACPG and was eliminated at the completion of the merger. Management believes that all identifiable intangible assets of L Q Corporation will retain their fair value upon an independent appraisal. Estimated intangible assets, subject to independent appraisal, resulting from the merger are $859,000 given the consideration contemplated on February 26, 2007. The intangible assets that will ultimately be recognized will be adjusted based on the stock price of Dynabazaar and the number of shares outstanding of LQ Corporation upon the consumation of the merger. The independent appraisal could give rise to, among other things, goodwill. In accordance with SFAS No. 142, Goodwill and Other Intangible Assets, goodwill will not be amortized but instead will be tested for impairment at least annually (more frequently if certain indicators are present). In the event that management of the combined company determines that the value of goodwill has become impaired, the combined company will incur an impairment charge during the fiscal quarter in which the determination is made.

Selling, general and administrative expenses

Management believes, as a result of the merger, the combined company will benefit from significant cost savings. These savings are related to overhead expenses associated with the operation of a public company. Management believes these savings will be significant. Estimated savings shown in the accompanying pro forma adjustments to the Unaudited Pro Forma Condensed Combined financial statements may not be indicative of actual results.

2. Unaudited Pro Forma Adjustments

Unaudited pro forma adjustments are necessary to reflect the purchase price and goodwill resulting from the merger and estimated cost savings for the combined company as a result of the proposed merger.

There were no significant intercompany balances and transactions between Dynabazaar and L Q Corporation as of the dates and for the periods of these pro forma condensed combined financial statements.

The pro forma adjustments do not include an estimate for direct costs of the transaction because those costs can not be reasonably estimated at this time.

Dynabazaar has not identified any pre-merger contingencies where the related asset, liability or impairment is probable and the amount of the asset, liability or impairment can be reasonably estimated. Prior to the end of the purchase allocation period, if information becomes available which would indicate it is probable that such events have occurred and the amounts can be reasonably estimated, such items will be included in the purchase price allocation.

The unaudited pro forma adjustments included in the unaudited pro forma condensed combined financial statements are as follows:

Goodwill

Goodwill related to the previous acquisition of ACPG, by L Q Corporation will be eliminated upon the consummation of the merger.

Based on an estimated purchase which exceeds the fair value of L Q Corporation’s net assets intangible assets will be recognized which could give rise to, among other things, goodwill.

Equity

The equity in L Q Corporation has been eliminated upon the consummation of the merger.

Estimated stock to be distributed in connection with the merger will be approximately 11,828,000. This distribution will have an effect on Dynabazaar’s common stock as well as additional paid in capital.

Expenses

It is anticipated that the new combined entity will experience a decrease in selling, general and administrative expenses as a result of the merger. Major components of those decreases are:

•	A decrease in the management fees paid to Barington Capital Group LP. As a result of the termination of the Administrative Services Agreement.

•	A decrease in premiums paid for director and officer insurance due to being able to combine the two existing policies.

•	A decrease in premiums paid for general liability insurance due to being able to combine existing policies.

•	A decrease in fees paid to the Board of Directors due to a decrease in the number of Board members.

•	A decrease in fees paid for shareholder services, the combined entity will use one transfer agent.

•

A decrease in professional fees, both legal and accounting, due to the combined entity having to prepare and file only one annual 10K , one quarterly 10Q, one set of financial statements and tax returns.

•	A reduction in franchise taxes paid to the state of Delaware.

•	A reduction in advertising and trade show expense due to the combined entity sharing, amongst other things, participation in various trade shows.

3. Pro Forma Net Income Per Share

The pro forma basic and diluted net income per share is based on the estimated number of Dynabazaar common shares outstanding upon the consummation of the merger.